Pangaea Logistics Solutions Announces Strategic Acquisition of Port and Terminal Operations

NEWPORT, RI – May 01, 2023 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, today announced that it has entered into a definitive agreement to acquire marine port terminal operations in Port Everglades/Ft. Lauderdale and Port of Palm Beach, Florida, and Port of Baltimore, Maryland from Host Terminals LLC (“Host”), a wholly owned subsidiary of T. Parker Host, in an all-cash transaction.

Pangaea currently operates terminals and performs stevedoring services in four ports in North America. Under the terms of the agreement, Pangaea will acquire all onshore assets, licenses and business operations related to the acquired Host terminal operations for a total purchase price under $10 million.

With this acquisition, Pangaea expands its North American terminal network to include the mid-Atlantic and southeastern United States. The acquisition provides Pangaea with additional dry bulk distribution capabilities within growing commerce centers, while augmenting its integrated ocean freight and shoreside solutions offering.

The acquisition is subject to regulatory review and customary closing conditions. The Company expects to close the transaction during the second quarter of 2023.

MANAGEMENT COMMENTARY

“This strategic investment demonstrates our continued focus on developing a vertically integrated shipping and logistics business of scale, one that provides end-to-end supply chain solutions for our customers,” stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. “Our cargo-centric strategy leverages our established competency within dry bulk shipping, together with logistics requirements of our customers, allowing us to extend the service relationship beyond the ocean-going vessel. This acquisition will serve to increase our onshore service capabilities in two strategically located ports where we previously had no logistics operations. We are excited to welcome the new employees joining Pangaea, each of whom will remain important partners in delivering an exceptional service experience for our loyal customers.”

ABOUT PANGAEA LOGISTICS SOLUTIONS LTD.

Pangaea Logistics Solutions Ltd. (Nasdaq: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.

Investor Relations Contacts

Gianni Del Signore	Noel Ryan or Stefan Neely
Chief Financial Officer
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com